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                                                               EXHIBIT 10(c)(iv)


                            THIRD AMENDMENT TO LEASE

        This Third Amendment to Lease, dated March 30, 1993, by and between LMP Properties, Ltd. ("Lessor" herein) and Calbiochem Corporation ("Lessee" herein) is made with reference to the following facts:

        1. Lessor and Lessee have heretofore entered into that certain Lease and Lease Addendum, dated February 1, 1992, together with that certain Amendment to Lease of even date, herein called the "Lease".

        2. On or about September 14, 1992, Lessor and Lessee entered into a Second Amendment to Lease.

        3. Pursuant to said Second Amendment to Lease, the parties set forth the terms and provisions upon which Lessor at its cost and expense is to construct the mezzanine upon the terms and provisions more particularly set forth in said Second Amendment to Lease.

        4. Lessor and Lessee have agreed that with respect to tenant improvements to be constructed in the mezzanine, Lessor shall advance to Lessee the cost thereof.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and conditions herein contained the parties hereto agree as follows:

        A. Notwithstanding the provisions of Section 55 of the Lease Addendum and in addition to the costs to be extended by Lessor pursuant to the Second Amendment to Lease, Lessor agrees to cause Bailey Building Corporation to construct certain tenant improvements with respect to the mezzanine and in connection therewith the parties agree that the cost thereof shall be the sum of $194,200.00. Said costs of construction of the improvements have been agreed upon between Lessee and Bailey Building Corporation. In the event Lessee requires any changes from and after the date hereof, the cost of such changes shall be borne by Lessee.

        B. In consideration of Lessor advancing the costs referred to in Paragraph A hereof Lessee undertakes and agrees to pay additional rent for the first ten (10) years of this Lease, the monthly sum of $2,587.00 which said payment shall commence on the rental commencement date, and continue on the first day of each month thereafter during said ten (10) year period.

        C. Section 1.3 of the Lease is hereby amended by striking the words "forty-five days" on Line 1 and Line 4 of said paragraph and inserting in their place the words "sixty days".

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        D. Paragraph 1.5 is hereby amended by striking the words "forty-five" on the second line thereof and by inserting in its place the word "sixty".

        E. Attached hereto marked Exhibit "A" and by this reference made a part hereof is a revised Rental Schedule reflecting the rent to be paid pursuant to the Lease as amended.

        Except as herein amended, all of the terms and conditions of the Lease, the Lease Addendum, the Amendment to Lease and Second Amendment to Lease shall remain in full force and effect.

        LESSEE                           LESSOR

        CALBIOCHEM CORPORATION           LMP PROPERTIES, LTD.,
        a California corporation         a California limited partnership

                                         By MESA PACIFIC, a
                                         California general
                                         partnership

        By: /s/ Richard B. Slansky       By: /s/ Richard D. Keesling
           -----------------------          ------------------------
        Its: President                   Its: General Partner



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